                                  CILCORP INC.
                     EVA-BASED INCENTIVE COMPENSATION PLAN
                                   (REVISED)


          CILCORP Inc. EVA-BASED INCENTIVE COMPENSATION PLAN adopted by the Board of Directors of CILCORP Inc. on 28 February 1989 and revised this 29th day of January 1991.

                                   ARTICLE I

                             Statement of Purpose

1.1 The purpose of the PLAN is to provide an incentive to officers and employees of CILCORP Inc. to increase and maintain shareholder value by rewarding the achievement of this objective.

                                  ARTICLE II

                                  Definitions

          Unless the context provides a different meaning, whenever used in this PLAN, the following terms shall have the following meanings:

2.1 "Award" means the amount of money credited annually to the award bank of each Participant in accordance with the terms and conditions of the PLAN.

2.2 "Bank" means the account maintained for each PLAN Participant which includes the award(s) credited annually to the Participant plus interest earned thereon.

2.3  "Board" means the Board of Directors of the Company.

2.4 "Capital" means, except where specifically noted on a Schedule attached hereto pertaining to each Participating Unit, the following components of Capital for each Participating Unit of the Company:

          Current Assets
          Less:  Non-interest bearing current liabilities
          Plus:  Long Term Assets
          Less:  Construction in Progress (CWIP) Accumulated Depreciation
          Plus:  Adjustments (if they exist)
                    LIFO Reserve
                    Present Value of Noncapitalized Leasesa
                    Cumulative Amortization of Goodwill
                    Cumulative FAS-90 Writedown
          Less:     Deferred Expenses & Payments

     Notes:

          a. Minimum lease commitments discounted at long-term borrowing rate

2.5 "Capital Asset Pricing Model" or "CAPM" is a method for calculation of the cost of capital of a participating unit.

2.6 "Committee" means the Compensation Committee of the Board of Directors of the Company or such other committee to which the Board has delegated the responsibility for administering the PLAN.

2.7  "Company" means CILCORP Inc.

2.8 "Cost of Capital" or "C*" means the weighted average of the (after tax) cost of debt, common equity and preferred equity for the year in question.
The Capital Asset Pricing Model (CAPM) is used to estimate equity costs. Cost of capital is calculated on a quarterly basis. The Schedules attached hereto set forth the methodology for calculation of the Cost of Capital for each Participating Unit of the Company. Cost of Capital is the same as "required return."

2.9  "Discretionary Award" has the meaning given at Paragraph 5.3 hereof.

2.10 "Economic value added" or "EVA" is an amount equal to the difference between the return management actually earns on Capital and Cost of Capital. It is calculated as follows:

          EVA = (return earned - Cost of Capital) x Capital

2.11 "Employee" means a person who is employed by the Company.

2.12 "Established Award" has the meaning given at Paragraph 5.2 hereof.

2.13 "Improvement Award" means a percent of each year's increase in EVA.

2.14 "Maintenance Award" means a percent of a moving three-year average of the level of EVA.

2.15 "Net operating profit after tax" or "NOPAT" means the adjusted cash earnings attributable to the capital employed in the Participating Unit for the Plan year to date. The components of NOPAT are as follows:

               Operating Revenues
               Less:  Operating Expensesa
                      Depreciation Expenses
                      Sales, General and Administrative Expenses
                      Non-Operating Incomea
                      Cash Taxes on Operating Profitsb
               Plus:  Goodwill Amortization Expense
               Plus:  Increases in:
                         LIFO Reserve
                         Deferred Sales & Credits
               Less:  Increases in:
                      Deferred Expenses & Debits

     Notes:

     a. Non-operating revenues, expenses, and income will not ordinarily exist. Only extremely unusual items should be classed as non-oper ating .
     b.   "Cash Taxes on Operating Profits" is calculated as follows:

               Book Tax Provision
               Less:  Increase in deferred taxesc
                      Increase in deferred ITC's
                      Tax at appropriate rate on any non-operating incomed
               Plus:  Tax saved on interest expensee

     Sub-Notes:

     c.   Except for CILCO
     d.   See footnote above
     e.   Calculate as:

          (Interest Expensef) x (Marginal Tax Rate)

     Sub-Sub-Note:

     f.   Include implicit interest expense on non-capitalized leases:

          (PV of Non-capitalized leases) x (capitalization rate)

2.16 "Participant" means an employee who is participating in the PLAN.

2.17 "Participating Unit" or "Unit" means the Company and each subsidiary or business unit of the Company whose results are determined by the Committee to be included in the PLAN.

2.18 "PLAN" means the CILCORP EVA-BASED INCENTIVE COMPENSATION PLAN, as set forth herein.

2.19 "Plan Year" shall be the period from 1 October through 30 September.

2.20 "Prime interest rate" means the month-end prime rate charged by the First National Bank of Chicago in Chicago, Illinois.

2.21 "Required return" means Cost of Capital or C*.

2.22 "Return on capital" or "R" or "Return" means NOPAT divided by beginning Capital balances for each of the four quarters contained within the Plan Year.

2.23 "Total Performance Award" means the aggregate of the Award in any PLAN year for EVA improvement, EVA Maintenance and the Award based upon the value of the Leveraged lease portfolio and any change therein.

                                  ARTICLE III

                                 Participation

3.1 Participants. The Participants will include those employees who most directly affect value creation. A list of Participants shall be established as soon as possible after commencement of each PLAN year.

3.2 Change in Participants. The addition or deletion of Participants shall be made upon the request of the Chief Executive Officer (CEO) of the Company subject to approval by the Committee. The Award Bank of each additional Participant shall be primed in the manner set forth at Paragraph 4.4 hereof. The addition or deletion of a Participant during any PLAN year may require an amendment to the Established Award allocation as described herein at Article
V. Notice of any such amendment shall be given to each Participant whose allocable share of the Established Award is thereby changed.

3.3 Partial Participation. In any PLAN year the CEO may include Partial Participant(s) who share only in the Discretionary Award. Partial Partici pants may be added or deleted at the discretion of the CEO of the Company without notice to other PLAN participants. No Award Bank shall be established for Partial Participants. Awards to Partial Participants shall be paid in cash.

                                  ARTICLE IV

                                    Awards

4.1 Use of EVA. The Total Performance Award shall be based upon the sum of the EVA calculated for each participating unit including the Company. EVA is reduced by bonuses paid by operating units other than the Company. It is not reduced by award payments to PLAN Participants or partial-Participants.

4.2 Calculation of EVA. The calculation of awards requires a separate calculation of EVA for each Participating Unit. Two performance results are calculated for each Participating Unit. These include the following:

          a.   Improvement in EVA

          b.   Three-year average of EVA

A percentage of each is added to the incentive award pool. The percentages are specified at Schedules A through C attached hereto. In any PLAN year in which the Company maintains a leveraged lease portfolio, the calculation of EVA shall also include a calculation pertaining to the change in EVA attribut ed to said leveraged lease portfolio. (See Appendix I to Schedule C hereof.)

4.3 Total Performance Award Components. The total performance award in any Plan year is determined based upon the sum of EVA measurements for improving performance and for maintaining value.

     4.3.1. EVA Improvement. The EVA target for each year is the EVA from the previous year. The percent, specified on the Schedules attached hereto, of each year's change in EVA is credited to the Total Performance Award. In the event of a decrease in EVA, a negative percent is calcu-lated and the Total Performance Award is decreased accordingly.

     4.3.2. EVA Maintenance. The moving three-year average of the level of EVA is calculated and the percent, specified on the Schedules attached hereto of the three-year average EVA, is added to or subtracted from the Total Performance Award.

4.4 Priming the Award Bank. To allow full incentives to be paid to an employee in his or her first year of full participation in the PLAN, each such Award Bank shall be primed with an amount sufficiently large that, if an average award is earned, an average payment can be made. This amount shall be equal to twice the targeted bonus percentage of base salary. In that the amounts used to prime the Award Banks have not been earned by the Partici pants, no interest is earned on said amounts. The loan is amortized evenly over a five year period commencing in the third year of the PLAN. The loan shall be repaid without interest.

4.5 Adjustments to EVA. In order that the calculation of EVA will be fair during each separate year of the PLAN, adjustments will be made in the calculation of EVA where certain one-time events, acquisitions or dives titures would otherwise significantly distort the award calculations.

     4.5.1. One Time Events. In the event assets are sold, it is possible for EVA to increase or decrease sharply when gains or losses are realized. Although EVA in the year of such event is calculated to include the event, the target for the following years' EVA Improvement Award will exclude the event. The Maintenance Award in all years will include the event. Determination of what constitutes a one-time event will be made by the Committee.

     4.5.2. Acquisitions and Divestitures. In the event of acquisitions or divestitures, the EVA calculated for the operating results of an acquired or divested entity is added to or subtracted from, as the case may be, the ongoing calculations. The full price paid for the acquisition (including good will) is the capital base for the acquired company. A partial adjustment is made for transac tions which occur during the year. One time gains from divesti tures are treated as discussed at Paragraph 4.5.1 above.

             In the event of an acquisition of a company whose earnings are expected to increase substantially (e.g., a company with a high P/E ratio), EVA may be negative at first and thereby discourage otherwise prudent acquisitions. In such cases, the Capital of the acquisition may be divided in two parts. The first, which will be used for the award calculation, is an amount equal to an amount sufficient to allow the acquisition to exactly earn its Cost of Capital in the first year. The remainder of the purchase price is placed in a reserve account which is increased each year at an interest rate equal to the Acquisition's Cost of Capital. The reserve is amortized into the Capital base of the acquisition over a period of time equal to the earnings growth period. If the reserve amount is negative, no adjustment is made.

     4.5.3. Changes In Calculation of NOPAT, Capital or C*. To the extent the PLAN may be amended from time to time and such amendments result in changes in the manner of calculating NOPAT, Capital or C*, the calculation of EVA for previous years included in deter mining EVA Improvement (Paragraph 4.3.1 hereof) and EVA mainte nance (Paragraph 4.3.2 hereof) shall be modified in a manner consistent with the calculation of EVA for the then current PLAN year.

     4.5.4. Aggregate Awards. EVA is calculated annually for each Partici pating Unit as soon as possible after conclusion of each PLAN year. The Total Performance Award is the aggregate of the award for improvement of EVA and for maintenance of EVA and for any change in the value of the leveraged lease portfolio.

     4.5.5. Award Allocation Cap. Unless the Committee approves an alloca tion of awards in any PLAN year in which the Total Performance Award equals more than 200% of the aggregate base salaries, no allocation of awards in excess of 200% of aggregate base salaries shall be paid to Participants during the PLAN year. Failure of the Committee to approve a Total Performance Award in excess of 200% of salaries may, at the Committee's discretion, result in allocation of a portion of such excess, deferral of all or a portion of the allocation of any such excess until the next PLAN year or forfeiture of said excess amount.

                                   ARTICLE V

                              Allocation of Award

5.1 Annual Allocation. The Total Performance Award is allocated annually among Participants. Except as provided at Paragraph 3.3 regarding Partial Participants, each Participant's award is credited to the Award Bank main tained for each Participant. Such crediting will occur as soon as possible after conclusion of each PLAN year. Although an Award Bank may, as a result of negative EVA, have a deficit, no PLAN Participant shall be required, at any time, to reimburse his/her Award Bank.

5.2 Established Award. Except in the event of an amendment as provided at Paragraph 3.2 herein and further as provided at Paragraph 5.4 hereof, in each PLAN year, the Committee, upon recommendation by the CEO, shall pre-determine an allocation to PLAN Participants such that 80% of the Total Performance Award will be allocated. This is the Established Award. Each Participant will be notified of his/her allocable share of the Established Award as soon as possible after commencement of the PLAN year.

5.3 Discretionary Award. The Discretionary Award is the remaining 20% of the Total Performance Award. It will be utilized to reward outstanding perfor mance for one or more Participants or partial Participants. The Discretionary Award shall be allocated by the CEO of the Company, with the approval of the Committee at the conclusion of each PLAN year, provided that the allocation to the CEO of the Company of a Discretionary Award shall be at the same percent age as his/her allocable share of the Established Award for the PLAN year.

The Committee may, in their discretion, increase or decrease the Discretionary Award to the CEO which increase or decrease shall not alter the Discretionary Awards determined by the CEO for other Participants and partial Participants.

5.4 Committee Adjustment or Suspension of Plan. In any PLAN year in which the CEO fails to recommend the allocation of the Established Award (paragraph
5.2 hereof), the Plan shall be suspended, except that the Plan shall not be suspended in the event the Committee in their discretion, either apply the allocation percentages from the previous PLAN year or establish new allocation percentages for the PLAN year.

5.5 Annual Review. Prior to the payment of the Awards in any PLAN year, the calculation of such Awards shall be reviewed by an independent party selected by the Audit Committee of the Board. The report of the independent party shall be delivered to the Committee as soon as possible after allocation of the Total Performance Award has been calculated.

                                  ARTICLE VI

                               Payment of Awards

6.1 Reporting Status of the Plan. A report of the current status of the Plan shall be provided to Participants within 45 days after the close of each calendar quarter.

6.2 Award Banks. All allocations from the PLAN shall be credited to an individual Award Bank for each PLAN Participant. The Award Bank shall include the Award plus interest earned thereon less any payments therefrom. Award Banks are not secured by the Company and are 100 percent at risk. The Award Bank balance increases in the event of an Award and decreases if the Award is negative. Following the crediting of the Award for the prior year, one-third of the Award Bank balance of each Participant who has a positive Bank balance shall be distributed in cash to the Participant. No distribution shall be made in the event of a negative Bank balance. Although an Award Bank may, as a result of negative EVA or otherwise, have a deficit, no Plan Participant shall be required, except in the event of an overpayment, to reimburse his/her Award Bank.

6.3 Interest. Except as provided at (Paragraph 4.4) regarding loans to prime Award Banks, the amounts in the Award Banks will be credited monthly with interest at the prime interest rate. Negative bank balances will not earn or accrue interest.

6.4 Deferral of Payment. Amounts not paid from the Award Bank as specified hereinabove will be deferred and maintained in individual Award Banks for each Participant.

6.5 Accelerated Payment. Notwithstanding any other provisions of the PLAN to the contrary, upon the occurrence of a successful tender offer, where the purchase is by a person, or by a group as defined in Section 14 (d)(2) of the Securities Exchange Act of 1934, of 40% or more of the voting stock of the Company and subject to approval by the Committee, all Participants may receive immediate distribution of the entire amount in their Award Banks less any amounts used to prime an Award Bank as provided herein at Paragraph 4.4. Each Bank balance shall be payable upon demand from the Participant, with interest to the date of distribution.

                                  ARTICLE VII

                                  Termination

7.1  Termination by the Company.

     7.1.1. Termination of Plan. The PLAN may be terminated by the Board at any time and for any reason or no reason. Payment of Award Banks shall proceed as specified hereinabove at Paragraph 6.5 for accelerated payment.

     7.1.2. Committee Action. Upon recommendation by the CEO and with or without cause, any Participant may be terminated by the Committee from participation in the PLAN whether or not the Participant continues to be an employee. In such event, the Participant shall have no further right to any distribution from his/her Award Bank except that, at the discretion of the Committee, he/she may be granted a pro-rata allocation for the PLAN year in which he/she ceases to be a Participant and may be granted a full or partial distribution of his/her Bank balance.

     7.1.3. Sale of the Company. In the event a Participant ceases to be an employee because of a sale or transfer of the business of the Company to a person or entity not controlled, directly or indi rectly, by the Company or a sale, lease, exchange or transfer of all or substantially all the assets of the Company, the Partici pant shall receive a distribution of the entire balance of his/her Bank at the time when distributions are made in the year following the year that he/she ceases to be an employee less any amounts used to prime the Award Bank (paragraph 4.4).

7.2  Termination by the Participant.

     7.2.1. Death or Disability. Termination of participation in the PLAN results from death or disability of the Participant. Disability will be determined in accordance with other benefit provisions of the Company which define "disability." The entire Award Bank, less any amounts used to prime the Award Bank (paragraph 4.4), shall be distributed to the Participant or his/her legal repre sentative when distributions are made in the year following the PLAN year in which the Participant died or became disabled.

     7.2.2. Retirement. A Participant who retires from the employment of the Company, as retirement shall, from time to time, be defined by the Company for purposes of awarding pension and other similar benefits, shall continue to receive distribution from his/her Award Bank as though he/she had continued to be an employee for a period of two (2) Plan years following the Plan year in which he/she retires. The distributions to such a retired Participant shall be the entire balance of his/her Award Bank less an amount used to prime the Award Bank (paragraph 4.84). The amount used to prime the Award Bank shall be deducted from the Participant's Award Bank on the first day of the EVA Plan Year following the date of retirement.

     7.2.3. Voluntary Quit. A Participant who voluntarily terminates employ ment with the Company other than to retire shall be deemed to have forfeited the balance in his/her Award Bank. However, at the recommendation of the CEO and upon approval by the Committee, the Participant may be granted a pro-rata allocation for the PLAN year in which his/her employment terminates and may be granted full or partial distribution of his/her Award Bank.

                                 ARTICLE VIII

                                  Forfeiture

8.1 Voluntary Quit. In the event a Participant voluntarily terminates employment with the Company and thereby forfeits all or a portion of his/her Award Bank, the balance remaining in the Award Bank shall be distributed or deleted and the Award Bank terminated.

8.2 Non-Allocation of Award. In the event of a suspension of the PLAN in any PLAN year, as provided herein at Paragraph 5.4, the Total Performance Award for the subject PLAN year shall be deemed forfeited and no portion thereof shall be allocated to Participants. Any such forfeiture shall not affect the calculation of EVA in any subsequent year.

                                  ARTICLE IX

                                  Limitations

9.1 No Continued Employment. Nothing contained herein shall provide any employee with any right to continued employment or in any way abridge the rights of the Company and its Participating Units to determine the terms and conditions of employment and whether to terminate employment of any employee.

9.2 No Vested Rights. Except as otherwise provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his/her Award Bank and no officer or employee of the Company or any Participating Unit or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors.

9.3 Not Part of Other Benefits. The benefits provided in this PLAN shall not be deemed a part of any other benefit provided by the Company to its employ ees. The Company assumes no obligation to PLAN Participants except as speci fied herein. This is a complete statement, along with the Schedules and Appendices attached hereto, of the terms and conditions of the PLAN.

                                   ARTICLE X

                                   Authority

10.1 Committee Authority. Except as otherwise expressly provided herein, full power and authority to interpret and administer this PLAN shall be vested in the Committee.

10.2 Board of Directors Authority. The Board shall be ultimately responsible for administration of the PLAN. References made herein to the 'Committee' assume that the Board of Directors has created a committee of its membership to administer the PLAN. In the event a Committee is not so designated, the Board shall administer the PLAN. The Board or its Committee, as appropriate, shall work with the CEO of the Company in all aspects of the administration of the PLAN.

10.3 Annual Review. The PLAN shall be reviewed at least annually by the Audit Committee of the Board. It shall report its findings to the Board. The report prepared annually in accordance with the provisions of Paragraph 5.5 shall be provided to the Audit Committee.

                                  ARTICLE XI

                                    Notice

11.1 Any notice to be given pursuant to the provisions of the PLAN shall be in writing and directed to the appropriate recipient thereof at his/her business address or office location.

                                  ARTICLE XII

                                Effective Date

12.1 This Revised PLAN shall be effective as of 1 October 1990.

                                 ARTICLE XIII

                                  Amendments

13.1 This PLAN may be amended, suspended or terminated at any time at the sole discretion of the Board upon the recommendation of the Committee. Provided, however, that no such change in the PLAN shall be effective to eliminate or diminish the distribution of any Award that has been allocated to the Bank of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension or termination shall be given prompt ly to each Participant.

                                  ARTICLE XIV

                                Applicable Law

14.1 This PLAN shall be construed in accordance with the laws of the State of Illinois.
                                 CILCORP INC.
                     EVA-BASED INCENTIVE COMPENSATION PLAN
                                   (REVISED)

Schedule A: CILCORP and all non-regulated Participating Units except CILCORP Investment Management Inc. (CIM).

          I.   Components of Capital:

               (As defined in PLAN)

         II.   Cost of Capital (C*):

               Calculate C* using Method A or B described at Exhibit 1 to the
               Plan

        III.   Components of NOPAT:

               (As defined in PLAN)

         IV.   Award Payment Percentages:

               EVA Improvement     5.0% of EVA allocated to Total Performance
                                   Award
               EVA Maintenance     2.5% of EVA allocated to Total Performance
                                   Award   1]




1]  To be calculated using three-year average of EVA
                                 CILCORP INC.

                     EVA-BASED INCENTIVE COMPENSATION PLAN

                                   (REVISED)

Schedule B:    CILCO and all regulated Participating Units

     I.   Components of Capital:

          Components of Capital are as defined in the PLAN except that "De ferred Taxes" are deducted therefrom.

    II.   Cost of Capital (C*):

          Calculate C* using Method B described at Exhibit 1 to the PLAN.

   III.   Components of NOPAT:

          Components of NOPAT are as defined in the PLAN except that the "Increase in deferred taxes" is not deducted from "cash taxes or operating profits."

    IV.   Award Payment Percentages:

          EVA Improvement     2.5% of EVA allocated to Total Performance Award

          EVA Maintenance     7.5% of EVA allocated to Total Performance Award
                              1]



1]   To be calculated using three-year average of EVA
                                 CILCORP INC.

                     EVA-BASED INCENTIVE COMPENSATION PLAN

                                   (REVISED)

Schedule C:    CILCORP Investment Management Inc. (CIM)

     I.   Components of Capital (excludes all leveraged lease portfolio items:

          (As defined in PLAN)

    II.   Cost of Capital (C*):    C* calculation differs for the leverage
                                   lease and general investment portfolios.

          1. Investment portfolio: Calculate C* using the PLAN year average of the cost of capital for each class of investment weighted by its proportion to the total portfolio. Investment classes and their respective capital cost rates are as follows:

          Investment Class                        Capital Cost Rates

          Short term government bonds             STGB rate
          Cash, MM, CP                            STGB rate + 0%
          Long term government bonds              LTGB rate
          Common stock                            LTGB rate + 4.5%
          Preferred Stock & Municipals            STGB + 0.75%
          Investment Grade Debt                   LTGB + 1.0%
          High Yield Debt                         LTGB + 2.5%

          Note: abbreviations are explained in the Glossary at Exhibit 1 to the Plan

          2.   Lease Portfolio

               a.   Residual value cash flow

               The cost of capital for residual cash flows shall be calculated as follows:

                    Cost of Equity  = (Beta x 4.5%) + (20 year govt. bond
                                      rate)
                    Cost of Capital = Cost of Equity x (Equity/Total Capital)
                                    + Cost of Debt x (1 - tax rate) x
                                    (Debt/Total Capital)

               In calculating the cost of capital for the residual value, the cost of debt and the capitalization ratios should be typical for companies in the same industry as the leased asset, and not the specific cost and ratios of the lessee. Similarly, the beta should be that of the industry of the leased asset.

               b. For all other cash flows (tax deferrals, P & I payments, initial cost, etc.) C* shall be calculated as follows:

                    Cost of Capital = Lessee's Debt Rate x (CILCORP's Equity Investment/Total Investment in Transaction)
                              + Non-recourse Debt Rate x (1 - tax rate) x
                                (Non-recourse Debt Balance/Total Invest)
                              + Recourse Debt Rate x (1 - tax rate) x
                                (Recourse Debt Bal./Total investment)

                    In all cases, the debt rates used are current market debt rates.

III. Components of NOPAT (excludes all cash flow, tax deferrals, direct increases to investment, etc. from leveraged leases):

          (As defined in PLAN)

IV.       Award Payment Percentages:

          EVA Improvement     5.0% of EVA allocated to Total Performance Award
          EVA Maintenance     2.5% of EVA allocated to Total Performance Award
                              1]


Note: A separate calculation of EVA for the CIM leveraged lease portfolio is to be made for each PLAN year. Said calculation shall be made in the manner set forth at Appendix I to this Schedule C.

1]    To be calculated using three-year average of EVA
                                 CILCORP INC.

                     EVA-BASED INCENTIVE COMPENSATION PLAN

                                   (REVISED)


Appendix I to Schedule C:  Calculation of EVA for CIM Leveraged Lease
                           Portfolio

Note: A separate calculation of value is made for the leveraged lease portfolio because the method of calculation of EVA, otherwise expressed in the Plan, fails to accurately account for the leases and their patterns of cash flow. The beginning point for all leases owned by the Company on the effective date of the Plan shall be at "booked residual value."

Calculation of EVA for Each Leveraged Lease:

     I.   Original Calculation:

          A. Upon the effective date of the lease, all cash flows except those pertaining to the residual value of the asset (initial purchase price, tax deferrals, net principal and interest payments, etc.) are discounted at the rate specified at Sched ule C, Paragraph II.2.b.

          B. All cash flows from the booked amount of the asset's residual value are discounted at the rate specified at Schedule C, paragraph II.2.a.

          C. The results from A and B (above) are added to determine total net present value and 2.5% thereof is added to the Total Performance Award.

     II.  Change-In-Value Calculation

          Changes in the estimated value of each lease caused by tax rate changes, by changes in the estimate of the lease asset's residual value, and by any difference between actual value and estimated value realized upon termination of each lease are calculated in each year that these events occur. 2.5% of the change in these values is added to (or subtracted from) the Total Performance Award in the year that they are calculated.

          A. Upon reappraisal, the change in value of the lease will be calculated as the difference between 80% of the previous appraised residual value and 80% of the new appraised residual value discounted to the then current year using a then current discount rate (see Schedule C, paragraph II.2.a.). If the new appraisal is the first reappraisal, the full booked residual value will be used instead of 80% of the previous appraised residual value in the calculation.

          B. If the lease is terminated, the change in value of the lease will be the realization from the termination, less 80% of the previous appraised residual value discounted to the current year using a then current discount rate, less all cash flows except those from the residual value discounted to the current year using a then current discount rate. (see Schedule C, Paragraph II.2.b.)

          C. If tax rates change, discount rates for the residual value and for the other lease cash flows are calculated using then current interest rates and both the previous tax rates and the new tax rates. All cash flows from the lease (including those from the disposal of the lease) are recalculated using the new tax rates. The difference between the present value of the previous cash flow and residual value discounted to the then current year using the previous discount rates, and the present value of the new cash flows and residual value discounted using the new discount rates is calculated. 2.5% of this difference is added to (or subtracted from) the Total Performance Award.


Note: The re-valuation of each lease for the purpose of determining the estimate of the residual value thereof shall be made in accordance with a schedule submitted, from time to time, by the CEO to the Audit Committee.
                                 CILCORP INC.
                     EVA-BASED INCENTIVE COMPENSATION PLAN
                                   (REVISED)

Exhibit 1:     Cost of Capital (C*) - Methods of Calculation, Glossary of
                                      Terms and Recommended Sources of Data

Calculation Method A:  (to be used when Beta is known)

               C* = weighted average of the following components:

                    Cost of debt = (current borrowing rate) (1-t)

                    Cost of equity = [Quarterly avg. B) x 4.56%] + Quarterly
                      avg.  LTGB

                    Cost of preferred = Quarterly avg. yield on preferred

Calculation Method B: (to be used when Beta is unknown, usually because the entity is not publicly traded)

     Calculation Method B is the same as Method A except that Beta is deter mined using an appropriate peer group of companies.

Note: For new acquisitions, calculate C* using Method A if Beta is known. If Beta is unknown, Method B is used. For both methods, the D/C ratio is adjusted to reflect an estimate which neither improves nor detracts from the Company's overall credit i.e. D/C should be the Participating Units targeted capital structure. For calculation of the weighted cost of capital for utility subsidiaries deferred taxes shall not be considered a component of common equity.

     Glossary:   Avg  = Average
                 Beta = Beta Coefficient
                 CP   = Commercial Paper
                 D/C  = Debt/Capital
                 LTGB = Long term government bond rate (30 years)
                 MM   = Money Market
                 STGB = Short term government bond rate (1 year)
                 t    = Marginal tax rate
                 YTD  = Plan Year-to-date

     Sources: The following sources are recommended for Cost of Capital calculations:

               1. LTGB rate available from Federal Reserve Bulletin, Salomon Bros., Moody's Bond Record etc.

               2. Beta calculated by the Company using methodology provided by ALCAR.

               3. Current borrowing rate and YTD yield available from current rating.

               4. Debt, equity and preferred percents taken against capital, as defined.